Exhibit 5.1

Mayer Brown LLP 700 Louisiana Street Suite 3400 Houston, Texas 77002-2730 Main Tel +1 713 238 3000 Main Fax +1 713 238 4888 www.mayerbrown.com

November 14, 2014

GulfSlope Energy, Inc. 2500 City West, Suite 800 Houston, Texas 77042

Ladies and Gentlemen:

           We have acted as counsel for GulfSlope Energy, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities:

(i)           shares of common stock, par value $0.001 per share, including shares of common stock issuable upon conversion or exercise of other securities described herein to be offered and sold by the Company (the "Common Stock");

(ii)           shares of preferred stock of the Company, par value $0.001 per share, including shares of preferred stock issuable upon conversion or exercise of other securities described herein (the "Preferred Stock");

(iii)           depositary shares of the Company (“Depositary Shares”), each representing a fractional interest in a share of Preferred Stock, which may be issued pursuant to a deposit agreement (the “Deposit Agreement”) among the Company, a depositary to be named therein (the “Depositary”) and the holders from time to time of the Depositary Shares issued thereunder; and

(iv)           warrants (the "Warrants") to purchase Common Stock or Preferred Stock.

The Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are collectively referred to herein as the "Securities."

The Warrants may be issued pursuant to one or more warrant agreements (the terms and conditions of which will be set forth in one or more prospectus supplements relating to the issuance of Warrants) entered into between the Company and a financial institution identified therein as warrant agent, as such warrant agreements may be supplemented from time to time (each such warrant agreement, a "Warrant Agreement").

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

GulfSlope Energy, Inc.
November 14, 2014

In our capacity as counsel to the Company, we have examined the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion letter, we have assumed that any future, similar or other required proceedings will be timely completed in the manner presently contemplated.

Based upon the foregoing, we are of the opinion that:

(1)           With respect to any Common Stock, when necessary corporate action on the part of the Company has been taken to authorize a particular issuance and sale of Common Stock (including any issuance of Common Stock (i) upon the exchange or conversion of any validly issued, fully paid and non-assessable Preferred Stock that are exchangeable or convertible into Common Stock or (ii) upon the exercise of any validly issued Warrants to purchase Common Stock) and upon the issuance and delivery of and payment for such Common Stock in the manner contemplated by the Registration Statement (and in the case of the issuance of Common Stock pursuant to clauses (i) or (ii) above, upon the satisfaction of and compliance with the conditions to such exchange, conversion or exercise), such Common Stock will be validly issued, fully paid and non-assessable.

(2)           With respect to any Preferred Stock, when necessary corporate action on the part of the Company has been taken to authorize a particular issuance and sale of Preferred Stock (including any issuance of shares of a series or class of Preferred Stock upon the exercise of any validly issued Warrants for the purchase of Preferred Stock) and upon the issuance and delivery of and payment for such Preferred Stock in the manner contemplated by the Registration Statement (and in the case of the issuance of Preferred Stock pursuant to the exercise of any Warrants, upon the satisfaction of and compliance with the conditions to the exercise), such Preferred Stock of such series or class will be validly issued, fully paid and non-assessable.

GulfSlope Energy, Inc.
November 14, 2014

(3)           The Depositary Shares have been duly authorized by the Company and, when the Deposit Agreement has been duly executed and delivered by the Company and the Depositary and when the Depositary Shares have been executed and delivered by the Company and countersigned by the Depositary in accordance with the Deposit Agreement and when payment therefor is received, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Deposit Agreement;

(4)           Thee Warrants have been duly authorized by the Company and, when the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, when the Warrants have been executed and delivered by the Company and countersigned by the Warrant Agent in accordance with the Warrant Agreement and when payment therefor is received by the Company, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Warrant Agreement.

This opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,